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                                                                  EXHIBIT 10.23


                                  AMENDMENT TO

                              EMPLOYMENT AGREEMENT

      AMENDMENT, effective as of the 30th day of November, 2000, to the Employment Agreement dated as of July 25, 1997 among Donna Karan International Inc. (the "Company"), a Delaware corporation, The Donna Karan Company ("DKCo."), a New York partnership and John D. Idol ("Executive").

                              W I T N E S S E T H:

      WHEREAS, the Company, DKCo. and the Executive have previously entered into the Employment Agreement;

      WHEREAS, the Company has consulted with and retained a compensation consultant to review the payments and benefits payable to the Executive under the Employment Agreement upon the occurrence of a change in control or ownership of the Company;

      WHEREAS, the compensation consultant concurred with the Company that certain changes to the Employment Agreement are appropriate and reasonable in light of competitive compensation practices; and

      WHEREAS, the Company, DKCo. and the Executive desire to amend the Employment Agreement.

      NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

      1. Section 3(g) of the Employment Agreement is hereby amended, effective as of April 1, 2000, by adding the following language at the end thereof:

            "Notwithstanding the foregoing, the Company (i) shall be relieved of the obligation under subsection (i)(C) to recommend to the Committee that the Executive be granted on or about April 1, 2000 and 2001 Options to purchase 100,000 shares of common stock of the Company and (ii) undertakes to recommend to the Committee at the applicable time that the Executive be awarded on or about April 1, 2000 and April 1, 2001 shares of restricted common stock under the Plan intended to have the same economic value on a Black-Scholes basis as the Options that would have been granted pursuant to subsection
            (i)(C), as determined by the Committee in its sole discretion, but in no event more than 62,000 shares of restricted common stock annually. Shares of restricted stock granted pursuant to this
            Section 3(g) shall vest at the end of five


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            (5) years from the date of grant provided the Executive is continuously employed by the DK Companies or earlier, in 20% increments, if the common stock attains price levels specified by the Committee in its sole discretion at the time of the grant. The measurement of "attaining" shall be determined on the same basis as the restricted stock grants being made on or after April 1, 2000."

      2. A new Section 3(i) is hereby added to the Employment Agreement to read as follows:


            "(i) TRANSACTION BONUS. The Executive shall be entitled to receive a transaction bonus equal to $750,000 at the time specified herein, provided that, the Executive shall continue to be employed by the Company or any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to its business and/or assets, for a period not to exceed six months following a Change in Control (as defined in Section 11(b)). The bonus payable pursuant to this
            Section 3(i) shall be paid in a lump sum in cash within 10 days following the earliest of: (i) the expiration of the six month period following the Change in Control (as defined in Section 11(b)), provided that Executive is continuously employed by the Company or any successor for such six month period unless the Executive dies or incurs a Disability during such six month period;
            (ii) the date Executive's employment with the Company or any successor is terminated without Cause on or after the occurrence of a Change in Control (as defined in Section 11(b)); or (iii) the date Executive's employment with the Company or any successor is terminated by the Executive for Good Reason. Only one bonus may be paid pursuant to this Section 3(i)."

      3. A new Section 3(j) is hereby added to the Employment Agreement to read as follows:

            "(j) SPECIAL PERFORMANCE BONUS. Subject to the terms of a written agreement of even date mutually agreed to between the Company and the Executive, the Executive shall be entitled to receive a special performance bonus equal to $1,250,000, provided that he satisfies the terms and conditions of such agreement. The bonus payable pursuant to this Section 3(j) shall be paid in a lump sum in cash within 10 days following the consummation of the transaction contemplated under the written agreement referenced herein. Only one bonus may be paid pursuant to this Section 3(j)."

      4. Section 6 of the Employment Agreement is hereby amended by deleting Subsections 6(a) and 6(b) in their entirety and by redesignating Subsections 6(c) and 6(d) as Subsections 6(a) and 6(b), respectively.


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      5. The definition of "Restricted Period," as defined in Section 6(c) of the Employment Agreement (and which has been redesignated as Section 6(a)) is hereby amended in its entirety to read as follows:

            ", during the Employment Period and until the first anniversary of either the date of the termination of Executive's employment by the Company or any other DK Company under this Agreement or the date the Executive terminates his employment under this Agreement for Good Reason (the "Restricted Period"),"

      6. Section 6(c) of the Employment Agreement (which has been redesignated as Section 6(a)) is hereby amended by adding the following language at the end thereof:

            "Notwithstanding the foregoing, in partial consideration for the payments and benefits contemplated under Sections 3(i), 3(j) and 11(b) of this Agreement, as amended, upon the occurrence of a Change in Control, the Restricted Period shall be extended until the second anniversary of either the date of termination of Executive's employment by the Company or any other DK Company under this Agreement or the date the Executive terminates his employment under this Agreement for Good Reason."

      7. Section 11(b) of the Employment Agreement is hereby amended, effective December 8, 2000, by substituting "paragraphs (a), (b) or (c) of Exhibit A to the Company's Executive Severance Plan" for "Section II.E.(a) or II.E.(b) of the Plan" therein but, solely with respect to Section 11(b)(i) and 11(b)(ii), such substitution shall be subject to and conditioned upon the confirmation that the accounting treatment applicable to such amendment to the stock awards described in Section 11(b)(i) and 11(b)(ii), is consistent with the accounting treatment for such stock awards prior to such amendment.

      8. Section 11(b) of the Employment Agreement is hereby further amended by substituting "thirty-six" for "eighteen" in subsection (iii) therein and by adding the following language at the end thereof:

            "; provided, however, that in the event that the Executive commences other full time employment that offers substantially similar or improved group health and life insurance and long-term disability coverage, such continuation of coverage by the Company shall immediately cease. The Company also shall provide outplacement services, up to a maximum of $50,000, for the Executive for a period of one year commencing on the Executive's date of termination, but in no event extending beyond the date on which the Executive commences other full time employment."

      9. Section 11(c) of the Employment Agreement is hereby amended in its entirety to read as follows:

            "(c) (i) In the event any payment that is either received by the Executive or paid by the Company on his behalf or any property or


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            any other benefit provided to him under this Agreement or under any other plan, arrangement or agreement with the Company or any other person whose payments or benefits are treated as contingent on a change of ownership or control of the Company (or in the ownership of a substantial portion of the assets of the Company) or any person affiliated with the Company or such person (but only if such payment or other benefit is in connection with the Executive's employment by the Company) (collectively the "Company Payments"), will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (and any similar tax that may hereafter be imposed by any taxing authority), the Company shall pay to the Executive an additional amount (the "Gross-up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Company Payments and any federal, state, and local income or payroll tax upon the Gross-up Payment provided for by this subsection (i), but before deduction for any federal, state, and local income or payroll tax on the Company Payments, shall be equal to the Company Payments.

            (ii) For purposes of determining whether any of the Company Payments and Gross-up Payments (collectively the "Total Payments") will be subject to the Excise Tax and determining the amount of such Excise
            Tax: (A) the Total Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Code Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless and except to the extent that, in the opinion (based on a substantial authority standard) of the Company's independent certified public accountants appointed prior to any change in ownership (as defined under Code Section 280G(b)(2)) or tax counsel selected by such accountants or the Company, provided that such counsel advised the Company with regard to tax matters prior to any such change in ownership (the "Accountants"), such Total Payments (in whole or in part), (1) do not constitute "parachute payments," (2) represent reasonable compensation for services actually rendered within the meaning of
            Section 280G(b)(4) of the Code or (3) are otherwise not subject to the Excise Tax; and (B) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of Section 280G of the Code.

            (iii) For purposes of determining the amount of the Gross-up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-up Payment is to be made and


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            state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence for the calendar year in which the Company Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year. In the event that the Excise Tax is determined by the Accountants to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the prior Gross-up Payment attributable to such reduction (plus the portion of the Gross-up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the portion of the Gross-up Payment being repaid by the Executive if such repayment results in a reduction in Excise Tax or federal, state and local income tax deduction), plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is later determined by the Accountants or the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Company shall make an additional Gross-up Payment in respect of such excess (plus any interest at the rate provided in Section 1274(b)(2)(B) of the Code or penalties payable with respect to such excess) at the time that the amount of such excess is finally determined."

      10. LEGAL FEES. The Company shall promptly pay or reimburse the Executive for his reasonable costs of entering into this Amendment, including specifically, the fees and expenses of his counsel, up to a maximum of $25,000.

      11. AGREEMENT OTHERWISE UNCHANGED. The Employment Agreement, as so amended, shall remain in full force and effect.

      12. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




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      IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

                                    DONNA KARAN INTERNATIONAL INC.


                                    By: /s/ William Benedetto
                                       ---------------------------
                                       Name:
                                       Title:

                                    THE DONNA KARAN COMPANY

                                    By: DONNA KARAN INTERNATIONAL INC.,
                                        GENERAL PARTNER


                                    By: /s/ William Benedetto
                                       ---------------------------
                                       Name:
                                       Title:

                                    EXECUTIVE

                                     /s/ John D. Idol
                                    -------------------------------
                                       John D. Idol


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